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                                                                    Exhibit 23.3

                      [Patterson & Keough PA Letterhead]

The Board of Directors
Vascular Solutions, Inc.:
2495 Xenium Lane
Plymouth, MN 55441

Board of Directors:

     We hereby consent to the reference of our firm under the heading "Experts" in this prospectus constituting part of the Registration Statement on Form S-1 relating to the issuance and sale of common stock by Vascular Solutions, Inc.


                                                  Very truly yours,

                                                  /s/ Steven J. Keough

                                                  Steven J. Keough


Dated: July 29, 1999